      As filed with the Securities and Exchange Commission on May 23, 2002
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                The Cronos Group
             (Exact name of registrant as specified in its charter)



          Luxembourg                                  Not Applicable
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                             Societe Anonyme Holding
                                16, Allee Marconi
                                Boite Postale 260
                                L-2120 Luxembourg
                              Telephone: 352 453145
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)


                                The Cronos Group
                      Stock Grants to Employees and Agents
                              (Full title of plan)



                                    Copy to:

   Dennis J. Tietz                       James F. Fotenos, Esq.
   The Cronos Group                      Greene Radovsky Maloney & Share LLP
   c/o Cronos Capital Corp.              Four Embarcadero Center, Suite 4000
   One Front Street, 15th Floor          San Francisco, California 94111
   San Francisco, California 94111       (415) 981-1400
   (415) 677-8990                        jfotenos@grmslaw.com
   djt@cronos.com
                       (Name, address, including zip code,
                           telephone number, including
               area code, and email address of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                            Proposed Maximum           Proposed Maximum            Amount Of
   Title Of Each Class Of            Amount To Be               Offering Price              Aggregate               Registration
Securities To Be Registered            Registered                Per Share                 Offering Price              Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Shares,
par value $2.00 per share              8,000 (1)                  $4.01 (2)               $ 32,080.00 (3)             $2.96

==================================================================================================================================

(1) Relates to up to 8,000 common shares to be granted in round lots (100 common shares) to employees and individual agents of The Cronos Group and its subsidiaries.

(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of Cronos' common shares on May 21, 2002 as reported on the Nasdaq National Market.

(3) In accordance with Rule 457(h) under the Securities Act, computed upon the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, because the offering price is not known.



                                EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register certain common shares to be granted in round lots (100 common shares) (the "Stock Grants"), to eligible employees and agents of The Cronos Group, a societe anonyme holding organized under the laws of Luxembourg (the "Company" or "Cronos") and its subsidiaries.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to the employees and agents that receive Stock Grants as specified in Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the "SEC") as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      This Form S-8 incorporates documents by reference which are not presented or delivered with it. This means that we can disclose certain information by referring a reader to certain documents. These documents (other than the exhibits to such documents unless specifically incorporated by reference) are available, without charge, upon written or oral request directed to Elinor A. Wexler, Cronos Capital Corp., at its offices located at One Front Street, 15th Floor, San Francisco, California 94111, telephone (415) 677-8990, or by email to ir@cronos.com.

      The following documents, which have been filed by Cronos with the SEC pursuant to Section 13(a), 14(a), or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), file no. 0-24464, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Exchange Act;

            (b) The Company's definitive Proxy Statement, dated April 26, 2002, for its 2002 annual meeting of shareholders;

            (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, and all other reports, if any, filed by Cronos pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2001; and

            (d) The description of Cronos' common shares contained in the Registration Statement on Form 8-A, filed with the SEC on October 29, 1999, registering Cronos' common share purchase rights, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by Cronos pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the shares offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is to be deemed to be, incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subject to certain exceptions and limitations for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, every person who is, or has been, a director or officer of Cronos shall be indemnified by Cronos to the fullest extent permitted by the laws of Luxembourg against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party, or otherwise by virtue of his being or having been such director or officer, and against amounts paid or incurred by him or her in the settlement thereof. For purposes of this indemnification, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise, including appeals) actual or threatened and the words "liability" and "expenses" shall include without limitation attorneys' fees, costs, judgments, amounts paid in settlement and other liabilities.

      The Articles of Incorporation of Cronos provide, in Article 15 thereof, for indemnification of every person who is, or has been, a director or officer of Cronos to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party, or otherwise by virtue of his or her being or having been such director or officer, and against amounts paid or incurred by him or her in the settlement thereof.

      Additionally, the Board of Directors (the "Board") of Cronos has adopted indemnification policies and procedures providing for the indemnification of present and future officers and directors of Cronos and its subsidiaries and affiliates. A copy of these policies and procedures, as adopted by the Board of Cronos on August 4, 1999, and as amended on June 1, 2001, is hereby incorporated by reference to Exhibit 3.1 to this Registration Statement.

      Cronos has obtained insurance for the benefit of the directors and officers of Cronos and its subsidiaries insuring such persons against certain liabilities, including liabilities under Federal and state securities law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.


  Exhibit
  Number           Document
  ------           --------
    3.1       Policies and procedures with respect to the indemnification of directors and officers of the Company, as adopted by the Board of
              Directors on August 4, 1999, and as amended on June 1, 2001.

    4.1 The description of Cronos' common shares (incorporated by reference to Cronos' Registration Statement on Form 8-A, filed with the SEC on October 29, 1999, registering Cronos' common share purchase rights, including any amendments or reports filed for the purpose of updating such description).

    4.2 Form of letter agreement granting common shares to employees and imposing transfer and forfeiture restrictions on the common shares.

    4.3 Form of letter agreement granting common shares to individual agents and imposing transfer and forfeiture restrictions on the common shares.

    5.1 Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to Cronos, as to the validity of the shares being registered.

    23.1      Consent of Elvinger, Hoss & Prussen, Luxembourg counsel to Cronos
              (included in Exhibit 5.1).

    23.2      Consent of Deloitte & Touche LLP, independent auditors.

    24.1      Power of Attorney (See page II-6).

ITEM 9. UNDERTAKINGS.

      UNDERTAKING TO UPDATE

      Cronos hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Cronos pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

      Cronos hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Cronos' annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      UNDERTAKING WITH RESPECT TO INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cronos pursuant to the foregoing provisions, or otherwise, Cronos has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cronos of expenses incurred or paid by a director, officer or controlling person of Cronos in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cronos will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23rd day of May, 2002.

                                          THE CRONOS GROUP


                                          By  /s/ Dennis J. Tietz
                                              --------------------------------
                                              Dennis J. Tietz
                                              Chairman of the Board
                                              and Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Tietz, Peter J. Younger, and Elinor A. Wexler, and each of them, any of whom may act without joinder of the others, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

/ / /

/ / /

/ / /

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE                             TITLE                   DATE
      ---------                             -----                   ----
 /s/ Dennis J. Tietz                Chairman of the Board of     May 23, 2002
------------------------------      Directors and
     Dennis J. Tietz                Chief Executive Officer
                                    (Principal Executive
                                    Officer)


 /s/ Peter J. Younger               Chief Operating Officer,     May 23, 2002
------------------------------      Chief Financial Officer
     Peter J. Younger               (Principal Financial and
                                    Accounting Officer) and
                                    Director


 /s/ Maurice Taylor                 Director                     May 23, 2002
------------------------------
     Maurice Taylor


 /s/ Charles Tharp                  Director                     May 23, 2002
------------------------------
     Charles Tharp


 /s/ S. Nicholas Walker             Director                     May 23, 2002
------------------------------
     S. Nicholas Walker


 /s/ Robert M. Melzer               Director                     May 23, 2002
------------------------------
     Robert M. Melzer

                                INDEX TO EXHIBITS


    Exhibit
    Number     Document
    ------     --------
      3.1      Policies and procedures with respect to the indemnification of directors and officers of the Company, as adopted by the Board of
               Directors on August 4, 1999, and as amended on June 1, 2001.

      4.1 The description of Cronos' common shares (incorporated by reference to Cronos' Registration Statement on Form 8-A, filed with the SEC on October 29, 1999, registering Cronos' common share purchase rights, including any amendments or reports filed for the purpose of updating such description).

      4.2 Form of letter agreement granting common shares to employees and imposing transfer and forfeiture restrictions on the common shares.

      4.3 Form of letter agreement granting common shares to individual agents and imposing transfer and forfeiture restrictions on the common shares.

      5.1 Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to Cronos, as to the validity of the shares being registered.

      23.1     Consent of Elvinger, Hoss & Prussen, Luxembourg counsel to Cronos
               (included in Exhibit 5.1).

      23.2     Consent of Deloitte & Touche LLP, independent auditors.

      24.1     Power of Attorney (See page II-6).